Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 27, 2010, with respect to the consolidated financial statements of Motorsports Authentics, LLC for the years ended November 30, 2009 and 2008, and for each of the two years in the period ended November 30, 2009, which are included in the Annual Report of Speedway Motorsports, Inc. on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statements of Speedway Motorsports, Inc. on Forms S-8 (File No. 333-17687, effective December 12, 1996; File No. 333-69616, effective October 9, 2001; File No. 333-49027, effective April 24, 2008; File No. 333-69618, effective October 9, 2001; File No. 333-89496, effective April 24, 2008; File No. 333-114965, effective April 24, 2008; File No. 333-114969, effective April 24, 2008; File No. 333-150418, effective April 24, 2008).

/s/    Grant Thornton LLP

Charlotte, North Carolina

March 9, 2011